Exhibit 10.13

CURTISS-WRIGHT CORPORATION RETIREMENT PLAN As Amended and Restated effective January 1, 2019
THIRD INSTRUMENT OF AMENDMENT
Recitals:
1.Curtiss-Wright Corporation (the “Company”) has heretofore adopted the Curtiss‑Wright Corporation Retirement Plan (the “Plan”) and has caused the Plan to be amended and restated in its entirety effective as of January 1, 2015.
2.The Plan consists of four separate components:
a.The EMD Component, which applies to eligible employees of Curtiss-Wright Electro-Mechanical Corporation as provided in the EMD appendix to the Plan (the “EMD Component”);
b.The CWC Component, which applies to other employees of the Company eligible to participate in the Plan (the “CWC Component”);
c.The Williams Salaried Plan Component, which applies to eligible employees of Williams Controls, Inc. as provided in the plan document for the plan formerly known as the Williams Controls, Inc. Retirement Plan prior to the Plan’s merger with it, effective as of December 31, 2014; and
d.The Williams Union Plan Component, which applies to eligible employees of Williams Controls, Inc. as provided in the plan document for the plan formerly known as the Williams Controls, Inc. U.A.W. Local 492 Pension Agreement prior to its merger with the plan formerly known as the Williams Controls, Inc. Retirement Plan, effective as of December 31, 2014 (the “Williams Union Plan Component”).
1.Subsequent to the most recent amendment and restatement of the Plan, the Company affirms Section 9.02(a)(v) (“Target Rock Corporation”) subparagraphs (EE), (FF), (GG), (HH) and (II).
2.The Company has decided to amend the CWC Component to reflect the terms of a new collective bargaining agreement covering employees of the Company’s Target Rock operations that (i) increases their benefit formula with respect to credited service earned on or after January 1, 2024.
3.Articles 12.01 and 12.02 of the CWC Component permit the Company to amend the CWC Component, by written resolution, at any time and from time to time.
4.Article 11.02(b) of the CWC Component authorizes the Curtiss-Wright Corporation Administrative Committee to adopt certain CWC Component amendments on behalf of the Company.
5.Article 11.02(b) of the CWC Component and Section 12.B.2 of the EMD Component authorize the Curtiss-Wright Corporation Administrative Committee to adopt certain Plan amendments on behalf of the Company.
Amendment:
For the reasons set forth in the Recitals to this Instrument of Amendment, the Plan is hereby amended in the following respects:
CWC Component
The CWC Component is amended as follows:
1) Effective January 1, 2024, Section 9.02(a)(v) (“Target Rock Corporation”) subparagraphs (EE), (FF), (GG), (HH) and (II) are affirmed. The following subparagraphs (JJ), (KK), (LL), and (MM) at the end thereof, to read, respectively, as follows:

(JJ) $72.00 multiplied by his years of Credited Service with Target Rock Corporation on or after January 1, 2024, for any pension payments due for months commencing on or after January 1, 2024.

(KK) $74.00 multiplied by his years of Credited Service with Target Rock Corporation on or after January 1, 2025, for any pension payments due for months commencing on or after January 1, 2025.

(LL) $76.00 multiplied by his years of Credited Service with Target Rock Corporation on or after January 1, 2026, for any pension payments due for months commencing on or after January 1, 2026.

(MM) $78.00 multiplied by his years of Credited Service with Target Rock Corporation on or after January 1, 2027, for any pension payments due for months commencing on or after January 1, 2027.

In no event shall any years of Credited Service be credited for purposes of this paragraph (a)(v) for any period of employment on or after January 1, 2028.

Except to the extent amended by this Instrument of Amendment, the Plan shall remain in full force and effect. IN WITNESS WHEREOF, this amendment has been executed on this _________ day of _______________, 2024.

Curtiss-Wright Corporation Administrative Committee

By:
Robert Freda